Exhibit 99.1

Press Contacts: Gary Yusko Chief Financial Officer gyusko@alloy.com 212 329 8431

FOR IMMEDIATE RELEASE

98% OF ALLOY DEBENTURE HOLDERS EFFECT CONVERSION

Additional $11.3 Million Converted Since End of Third Quarter

Future Annual Interest Expense Reduced by Over $3.6 Million

New York, NY — December 12, 2006 — Alloy, Inc. (Nasdaq: ALOY), a nontraditional media and marketing services company primarily targeting the 10 to 24 year old demographic group, announced today that since August 30, 2006, holders of approximately 98%, or $67.9 million principal amount, of its 5.375% Senior Convertible Debentures (the “Debentures”) have converted their holdings into Alloy and dELiA*s, Inc. (“dELiA*s”) common stock. As a result of the conversions, approximately $1.4 million principal amount of the Debentures remains outstanding and Alloy has issued approximately 2 million shares of its common stock.

Matt Diamond, Chairman and Chief Executive Officer stated, “We are very pleased with the effect these conversions have had and will continue to have in our financial statements. These conversions have created approximately $27 million in value for our shareholders, based on the debt retired less the value of the Alloy stock issued and cash premiums paid. Our free cash flow has also improved as a result of our future cash interest expense being reduced to only $75,000 on an annual basis from $3.7 million at the beginning of our last fiscal year.” Mr. Diamond added, “We continue to believe that the Company, with its projected improvement in EBITDA and free cash flow, its strong cash balance and its low debt, is strategically well positioned to create additional value for our shareholders.”

In addition to Alloy and dELiA*s issuing the requisite number of shares required pursuant to the Indenture under which the Debentures were issued, Alloy also paid each of those holders varying cash premiums for agreeing to convert their Debentures. Accordingly, related to these conversions, Alloy has recorded an expense in its third quarter financial statements of $15.8 million and will be recording an expense in its fourth quarter financial statements of approximately $1.9 million. These charges are comprised of the cash premiums paid to holders, the write-off of the unamortized balance of deferred debt issuance costs attributable to the Debentures and other costs of the transactions. For the third fiscal quarter, Alloy’s additional paid-in capital on its balance sheet increased by approximately $57 million and, assuming no future conversions, will increase by approximately $11 million in its fourth fiscal quarter.

About Alloy

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a widely recognized pioneer in nontraditional marketing. Working with AM+M, marketers reach consumers through a host of programs incorporating Alloy’s diverse array of media and marketing assets and expertise in direct mail, college and high school media, interactive, display media, college guides, promotional and social network marketing. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com).

Forward-Looking Statements

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results and performance, including the anticipated effects of the Debenture conversions on the Company’s financial results. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2006, and in subsequent filings that we make with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.